Exhibit 23-1

                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------

We consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-63673, 33-58686 and 33-53159) and in the Registration Statements on Form S-8 (Nos. 2-63038, 2-84088, 33-15319, 33-16790, 33-28413, 3-35305, 33-50813, 33-64959, 333-04459
and 333-03941) of Gannett Co., Inc. of our report dated March 19, 1999, with respect to the financial statements of Newsquest plc as of January 3, 1999 and for the fifty-three weeks then ended, which report appears in the Form 8-K/A of Gannett Co., Inc. dated October 4, 1999.


/s/ Deloitte & Touche
----------------------
Deloitte & Touche

London, United Kingdom
October 4, 1999


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